Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces Closing of the Landmark Portfolio Acquisition with a Total Investment of $750 Million
14 Medical Office Facilities Acquired in 11 Metro Markets, Totaling over 1,400,000 Rentable Square Feet

MILWAUKEE -- (BUSINESS WIRE) -- December 20, 2021 -- Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, announced today that it closed the previously announced pending purchase of medical office facilities from Landmark Healthcare Facilities LLC (“Landmark”). The transaction included 14 Class-A medical office buildings located in eight states, comprising 1,434,672 square feet, for an aggregate purchase price of approximately $750.0 million and an expected first-year unlevered cash yield of 4.9%.

Highlights include:

•14 medical office facilities totaling 1,434,672 rentable square feet and 95% leased
•Each facility is located on the campus of a hospital or affiliated with a health system
•75% of aggregate leased space is leased to investment-grade health systems or their subsidiaries
•First-year unlevered cash yield of the portfolio is expected to be 4.9%

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Landmark’s high-quality portfolio of medical office facilities is a significant expansion of DOC’s national medical real estate footprint. It’s also a testament to the long-standing relationship between DOC and Landmark’s leadership—a combination of cultures committed to developing and owning medical office facilities leased to the leading health care providers in the communities they serve. We are honored Landmark chose Physicians Realty Trust to hold ownership of these 14 mission-critical medical office buildings, establishing 10 new DOC health system relationships for future investment opportunities. Our team has worked closely with Landmark in each market over the past year to complete this partnership. We look forward to working with Landmark on future opportunities to develop medical office facilities and welcome them as a significant stakeholder in DOC as part of this transaction.”

One property subject to the Company’s previously announced transaction agreements will not be contributed to DOC, as the tenant health care system elected to exercise their Right of First Refusal. This asset, totaling 24,972 GLA, had been under contract for a purchase price of $14,250,000.

Learn more about this acquisition at https://www.docreit.com/landmark.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by the Operating Partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.

About Landmark Healthcare Facilities

Landmark Healthcare Facilities LLC provides all the professional services that are required to design, develop, construct and manage the complete range of outpatient buildings. Landmark develops outpatient buildings for the ownership of Landmark and the ownership of healthcare providers that become clients.

Landmark operates nationwide -- from Landmark’s headquarters office in Milwaukee, Wisconsin and 14 regional offices in 10 states. Landmark is family-owned and family-controlled. Joe Checota, Chairman of Landmark and Ben Checota, Senior Vice President for Business Development, own Landmark.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the COVID-19 pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Source: Physicians Realty Trust